EXHIBIT 15

                              AOL TIME WARNER INC.
                              75 Rockefeller Plaza
                               New York, NY 10019


                                  May 20, 2002



Aspen Investments LLC
Atlantis Investments LLC
c/o Finser Corporation
550 Biltmore Way, Suite 900
Coral Gables, FL 33134, USA
Attn: President




Ladies and Gentlemen:

Reference is made to the Voting Agreement, dated as of March 8, 2002 (the "Voting Agreement"), by and among AOL Time Warner Inc., America Online, Inc., Aspen Investments LLC and Atlantis Investments LLC (each a "Stockholder" and collectively, the "Stockholders"). Capitalized terms used in this letter and not defined herein will have the meanings ascribed to such terms in the Voting Agreement.

Each Stockholder hereby agrees to amend the Voting Agreement by deleting Attachment 1 thereto and substituting Attachment 1 to this letter in lieu thereof. Each Stockholder further agrees that its obligations under Section 2.1 of the Voting Agreement with respect to the Charter Amendments shall apply to all the amendments contemplated by Attachment 1 (as substituted hereby), whether proposed in one or more than one stockholder proposal and whether effected through one or more filings with the Secretary of State of the State of Delaware of certificates of amendment to the Certificate and/or a restated certificate of incorporation of the Company which incorporate such changes. Except as expressly amended by this letter, the Voting Agreement is and shall continue to be in full force and effect in accordance with its terms.



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         Your signature below indicates your acceptance of the foregoing.


                                                     Very truly yours,

                                                     AOL TIME WARNER INC.


                                                     By: _______________________
                                                          Name:
                                                          Title:








Agreed and Acknowledged:



ASPEN INVESTMENTS LLC


By: ____________________________
      Name:
      Title:


ATLANTIS INVESTMENTS LLC



By: ____________________________
      Name:
      Title:



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                                  Attachment 1



                        [see Attachment 1 to Exhibit 14]